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                                                                     EXHIBIT 1.1

                               APACHE CORPORATION

                            (a Delaware corporation)

                        6,400,000 Shares of Common Stock

                           (Par Value $1.25 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                   July 27, 2000

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
   as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Apache Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.25 per share, of the Company ("Common Stock") and related rights to purchase its Common Stock (the "Rights") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 960,000 additional shares of Common Stock and related Rights to cover over-allotments, if any. The aforesaid 6,400,000 shares of Common Stock and related Rights (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 960,000 shares of Common Stock and related Rights subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

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         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering outside the United States and Canada by the Company of an aggregate of 1,600,000 shares of Common Stock and related Rights (the "Initial International Securities") through arrangements with Merrill Lynch International, Goldman Sachs International, Credit Suisse First Boston (Europe) Limited and Salomon Brothers International Limited (the "International Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 240,000 additional shares of Common Stock and related Rights solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-32580) for the registration of the Company's preferred stock, depositary shares, debt securities, common stock purchase contracts, common stock purchase units, the Common Stock and the Rights, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as

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the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after effectiveness of the registration statement and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated July 21, 2000 and preliminary International Prospectus dated July 21, 2000, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

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                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder; the Registration Statement and the Rule 462(b) Registration Statement, if any, each at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act

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         and the rules and regulations of the Commission thereunder ("the 1934
         Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectuses are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (2) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, and (3) except for regular dividends on the Common Stock and the Company's preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into

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         and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company as defined in Rule 405 of Regulation C of the 1933 Act Regulations (collectively, the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, except as described in the Prospectuses, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (if applicable), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses (except for issuances, if any, described in the Prospectuses, pursuant to this Agreement and the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreements. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and, upon execution and delivery by the respective Underwriters, will be valid and legally binding agreements of the Company.

                  (x) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly and validly authorized for issuance, offer and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement,

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         respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Securities conform in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities will not be subject to any preemptive or similar rights. The Rights have been duly and validly authorized for issuance by the Company in accordance with the Rights Agreement, dated as of January 31, 1996, between the Company and Norwest Bank Minnesota, N.A.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, where the consequences of such violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action of the Company and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any law, administrative regulation or administrative or court order or decree, where the consequences of such conflict, breach, creation, imposition, violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xii) Absence of Proceedings. Except as may be included or incorporated by reference in the Registration Statement and the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or could reasonably be expected to materially and adversely affect the properties or assets thereof or could reasonably be expected to materially and adversely affect the consummation of the

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         transactions contemplated in this Agreement and the International
         Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement or except where the failure to own or possess the same would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xv) Absence of Further Requirements. No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the International Purchase Agreement or in connection with the sale of Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  (xvi) Possession of Licenses and Permits. Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xvii) Title to Property. The Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and

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         personal property owned by them and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except such as (1) are described in the Prospectuses, (2) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, or (3) those that do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xviii) Investment Company Act. Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. Except as described in the Registration Statement, (1) neither the Company nor any of its subsidiaries is in violation of any local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (2) to the best of the Company's knowledge, there are no events or circumstances that could reasonably be expected to be the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xx) Independent Petroleum Engineers. The petroleum engineers who have consented to being named as having reviewed certain reserve data included or incorporated by reference in the Prospectuses are independent engineers with respect to the Company and its subsidiaries.

                  (xxi) Oil and Gas Reserve Estimates. The information underlying the estimates of oil and gas reserves as described in the Prospectuses is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best
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         knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Prospectuses, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectuses. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

                   (xxii) Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the 1933 Act with respect to any securities (other than contractual obligations by the Company to file registration statements on Form S-8 covering issuances of Common Stock pursuant to its employee or director stock, bonus or compensation plans) or to require the Company or any of its subsidiaries to include such securities in any registration statement filed by the Company under the 1933 Act or in any public offering of securities.

         (b) Officer's Certificates. Any certificate signed by any director or officer of the Company and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 960,000 shares of Common Stock and related Rights at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global

Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of the Company at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, that it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, (iv) of the issuance by the Commission, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) of any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of the Company or any debt securities of Apache Finance Canada Corporation ("Apache Canada") or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company or any debt securities of Apache Canada. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, whether pursuant to the 1933 Act, the 1934 Act or otherwise, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) any shares of Convertible Preferred Stock or Common Stock or Depositary Shares issued pursuant to the Company's existing dividend reinvestment program, or (F) any shares of Common Stock issuable in connection with any asset purchase or other transaction described in the Prospectuses.

                  (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (i) the preparation and filing of the Registration Statement, including any Rule 462(b) Registration Statement, and all amendments thereto and the Prospectuses and any amendments or supplements thereto;

                  (ii) the preparation, filing, reproduction and delivery to the Underwriters of this Agreement; and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities;

                  (iii) the preparation, printing, issuance and delivery of the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers;

                  (iv) the fees and disbursements of the Company's accountants, counsel and other advisors;

                  (v) the qualification of the Securities under state and foreign securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

                  (vi) the printing and delivery to the Underwriters of copies of the Registration Statement and any amendments thereto, and of each preliminary prospectus, the Prospectuses and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectuses and any amendments or supplements thereto;

                  (vii) all fees and disbursements of any transfer and paying agent;

                  (viii) all fees and disbursements of the independent petroleum engineers who have reviewed certain reserve data of the Company included or incorporated by reference in the Prospectuses;

                  (ix) the fees and expenses incurred in connection the listing of the Securities on the New York Stock Exchange;

                  (x) any out-of-pocket expenses, excluding any legal expenses (other than as set forth in subparagraph 4(a)(v) above), of the Underwriters incurred with the approval of the Company; and

                  (xi) the cost of providing any CUSIP or other identification numbers for the Securities.

                  (b) If this Agreement is terminated by the U.S.
         Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of each of (1) Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, and (2) either Zurab S. Kobiashvili, General Counsel of the Company, or Jeffrey B. King, Attorney and Assistant Secretary of the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively.

                  (c) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (ii), (iii) (solely as to preemptive or similar rights arising by operation of law or under the charter or by-laws of the Company), (iv) (except with respect to the information set forth under the caption "Material United States Federal Tax Consequences to Non-United States Holders of Common Stock"), (v) and
         (vii) (excluding the documents incorporated by reference in the Registration Statement and Prospectuses) and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the Treasurer, the Assistant Treasurer, the principal financial officer or the principal accounting officer of the Company, dated as of Closing Time, to the effect that
         (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (f) Bring-down Comfort Letter. At Closing Time, the Representative(s) shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Engineers' Letters. At the time of execution of this Agreement, the U.S. Representatives shall have received a signed letter, dated the date of this Agreement, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, from Ryder Scott Company Petroleum Engineers.

                  (h) Approval of Listing. At Closing Time, the Securities shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

                  (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the persons listed on Schedule C hereto.

                  (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President of the Company and of the Treasurer, Assistant Treasurer, principal financial officer or principal accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinions of Counsel for Company. The favorable opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, together with the favorable opinion of either Zurab
                  S. Kobiashvili, General Counsel for the Company, or Jeffrey B. King, Attorney and Assistant Secretary of the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Vinson & Elkins L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

                  (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

                  (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S.

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by Federal, New York or Texas authorities, or (iv) a downgrading shall have occurred in the rating accorded to any debt securities or preferred stock of the Company or the debt securities of Apache Canada by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act or such organization shall have publicly announced that it has under survellience or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company or any debt securities of Apache Canada, or (v) there shall have come to the attention of the U.S. Representatives any facts that would cause them to reasonably believe that the U.S. Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or U.S. Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to Merrill Lynch & Co., 1221 McKinney, Suite 2700, Houston, Texas 77010, attention of William Montgomery; and notices to the Company shall be directed to it at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056, attention of Vice President and Treasurer, with a copy to John B. Clutterbuck, Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       APACHE CORPORATION



                                       By:  /s/ Matthew W. Dundrea
                                            ----------------------
                                             Name: Matthew W. Dundrea
                                             Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  /s/ W.C. Montgomery
     --------------------
         Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                                   Number of
                                                                                                  Initial U.S.
      Name of U.S. Underwriter                                                                     Securities
      ------------------------                                                                    ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................................................................             1,500,000
Goldman, Sachs & Co.....................................................................             1,500,000
Credit Suisse First Boston Corporation..................................................               750,000
Salomon Smith Barney Inc................................................................             1,250,000
Robert W. Baird & Co. Incorporated......................................................               100,000
Banc of America Securities LLC..........................................................               100,000
Bear, Stearns & Co. Inc.................................................................               100,000
CIBC World Markets Corp.................................................................               100,000
Deutsche Bank Securities Corp...........................................................               100,000
First Albany Corporation................................................................               100,000
J.P. Morgan Securities Inc..............................................................               100,000
Morgan Stanley & Co. Incorporated.......................................................               100,000
PaineWebber Incorporated................................................................               100,000
Petrie Parkman & Co., Inc...............................................................               100,000
RBC Dominion Securities Corporation.....................................................               100,000
Raymond James & Associates, Inc.........................................................               100,000
Simmons & Company International.........................................................               100,000
UBS Warburg LLC.........................................................................               100,000
                                                                                                       -------
Total...................................................................................             6,400,000
                                                                                                     =========


                                    Sch A-1

                                   SCHEDULE B

                               APACHE CORPORATION

                        6,400,000 Shares of Common Stock

                           (Par Value $1.25 Per Share)



                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $49.00.

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $47.16, being an amount equal to the initial public offering price set forth above less $1.84 per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.



                                     Sch B-1

                                   SCHEDULE C

                                 List of persons
                               subject to lock-up
                               ------------------


Raymond Plank
G. Steven Farris
Michael S. Bahorich
H. Craig Clark
John A. Crum
Matthew W. Dundrea
Robert J. Dye
Zurab S. Kobiashvili
Anthony R. Lentini, Jr.
Thomas L. Mitchell
Cheri L. Peper
Roger B. Plank
Floyd R. Price
Daniel L. Schaeffer
Lisa A. Stewart
Frederick M. Bohen
Randolph M. Ferlic, M.D.
Eugene C. Fiedorek
A.D. Frazier, Jr.
John A. Kocur
George D. Lawrence Jr.
Mary Ralph Lowe
F.H. "Mick" Merelli
Rodman D. Patton
Charles J. Pittman
Joseph A. Rice
W. Brooks Fields



                                     Sch C-1

                                                                     EXHIBIT A-1

                            FORM OF OPINION OF MAYOR,
                         DAY, CALDWELL & KEETON, L.L.P.,
                             COUNSEL TO THE COMPANY,
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(1)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (iii) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly and validly authorized for issuance, offer and sale to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration therefor set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable. The issuance of the Securities will not be subject to any preemptive or similar rights. The Rights have been duly and validly authorized for issuance by the Company in accordance with the Rights Agreement, dated as of January 31, 1996, between the Company and Norwest Bank Minnesota, N.A.

                  (iv) The Securities conform in all material respects to the statements relating thereto in the Prospectuses; and the information in the Prospectuses under the captions "Description of Capital Stock -- Common Stock", "Description of Capital Stock -- Stockholder Rights Plan" and "Material United States Federal Tax Consequences To Non-United States Holders of Common Stock", to the extent that it constitutes matters of law, summaries of legal matters, legal conclusions or summaries of certain provisions of instruments specifically referred to therein, has been reviewed by such counsel and is correct in all material respects.

                  (v) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (vi) The execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement, the issuance of the Securities, the incurrence of the obligations set forth in the U.S. Purchase Agreement and the International Purchase


                                      A-1-1

         Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement do not and will not conflict with or constitute a breach of, or default under, the Company's certificate of incorporation or by-laws.

                  (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, and each amendment or supplement to the Registration Statement and the Prospectuses, as of their respective effective or issue dates (except for financial statements and supporting schedules and engineering reports and other financial or engineering data, included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive to the requirements of the 1933 Act and the 1933 Act Regulations.

                  In giving their opinion, Mayor, Day, Caldwell & Keeton, L.L.P. shall additionally state that in the course of the preparation of the Registration Statement and the Prospectuses such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company, including its independent public accountants, during the course of which the contents of the Registration Statement and the Prospectuses and related matters were discussed. Such counsel may state that they did not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and such counsel may, in good faith, rely as to materiality, to the extent deemed appropriate, upon the judgment of officers and representatives of the Company. Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), including the Rule 430A Information and Rule 434 Information, if applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, at the time the Prospectuses were issued, at the time any such amendment or supplement was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and engineering reports and other financial or engineering data contained or incorporated by reference in the Registration Statement (including the Prospectuses)).

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on the representations of officers of the Company contained in

                                      A-1-2
         any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion. Such opinion may be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.



                                      A-1-3

                                                                     EXHIBIT A-2


                 FORM OF OPINION OF EITHER ZURAB S. KOBIASHVILI,
                       GENERAL COUNSEL OF THE COMPANY, OR
                     JEFFREY B. KING, ATTORNEY AND ASSISTANT
                         SECRETARY OF THE COMPANY, TO BE
                      DELIVERED PURSUANT TO SECTION 5(b)(2)

                  (i) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

                  (ii) To the best knowledge and information of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (iii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as on enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Prospectuses).

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses (except for issuances, if any, described in the Prospectuses, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company set forth therein, have been duly authorized and validly issued and are fully paid and non-assessable; and the Securities conform to all statements relating thereto contained



                                      A-2-1
         in the Prospectuses and such statements conform to the provisions of the instruments defining the same.

                  (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly and validly authorized for issuance, offer and sale to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration therefor set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable. The issuance of the Securities will not be subject to any preemptive or similar rights. The Rights have been duly and validly authorized for issuance by the Company in accordance with the Rights Agreement, dated as of January 31, 1996, between the Company and Norwest Bank Minnesota, N.A.

                  (vi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectuses (except for financial statements and supporting schedules and engineering reports and other financial or engineering data as to which no opinion need be rendered) appeared on its face to be appropriately responsive when so filed to the requirements of the 1934 Act and the 1934 Act Regulations.

                  (vii) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

                  (viii) No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, except such as have been obtained or rendered, as the case may be, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws.

                  (ix) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action of the Company and, to the best knowledge and information of such counsel, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or, to the best knowledge and information of such counsel, administrative or court order or decree.


                                      A-2-2

                  (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws.

                  (xi) To the best knowledge and information of such counsel, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, to the best knowledge and information of such counsel, the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to obtain such authorizations would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xii) To the best of such counsel's knowledge and information, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against or affecting, the Company or any of its subsidiaries, that would be reasonably expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of the U.S. Purchase Agreement and the International Agreement or any transaction contemplated thereby.

                  (xiii) To the best of such counsel's knowledge and information, there are no contracts or other documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or conditions contained in any contract, or other documents so described, referred to, filed or incorporated by reference where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  In giving his opinion, either Zurab S. Kobiashvili or Jeffrey
         B. King shall additionally state that in the course of the preparation of the Registration Statement and the Prospectuses such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company, including its independent public

                                      A-2-3
         accountants, during the course of which the contents of the Registration Statement and the Prospectuses and related matters were discussed. Such counsel may state that he did not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and such counsel may, in good faith, rely as to materiality, to the extent deemed appropriate, upon the judgment of officers and representatives of the Company. Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), including the Rule 430A Information and Rule 434 Information, if applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, at the time the Prospectuses were issued, at the time any such amendment or supplement was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and engineering reports and other financial or engineering data contained or incorporated by reference in the Registration Statement (including the Prospectuses)).

                   In rendering such opinion, either Mr. Kobiashvili or Mr. King may rely (i) as to matters of fact upon the representations of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials, (ii) as to matters related to the capital stock of the Company and each of the Company's Significant Subsidiaries issued prior to March 30, 1993, the opinion of George J. Morgenthaler, former Senior Vice President and General Counsel of the Company, dated March 30, 1993, (iii) as to matters related to Apache Quarun Corporation LDC, Apache Quarun Exploration Company LDC and Apache Khalda Corporation LDC, the opinion of Ian Paget Brown, (iv) as to matters regarding Apache Energy Limited, the opinion of Glen Kenneth Ward, and (v) as to matters related to Apache Canada Ltd., the opinion of Bennett Jones Verchere, which certificates and opinions shall be attached to or delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.

                                      A-2-4

                                                                      Exhibit B

         [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS
                            PURSUANT TO SECTION 5(I)]

                                  July __, 2000


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED,
GOLDMAN, SACHS & CO.,
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re: Proposed Public Offering by Apache Corporation

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Apache Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $1.25 per share (the "Common Stock"), and related rights to purchase Common Stock. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of

1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                       Very truly yours,


                                       Signature:
                                                 -------------------------------

                                       Print Name:
                                                 -------------------------------

                                      B-2